EXHIBIT XX

TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”) made as of October 2, 2006 by and among GEOKINETICS INC., a Delaware corporation (the “Corporation”), BLACKHAWK INVESTORS II, L.L.C., a Delaware limited liability company (“Blackhawk II”), BLACKHAWK CAPITAL PARTNERS, a Texas general partnership (“BCP”) and the managing member of Blackhawk I and Blackhawk II, SOMERSET CAPITAL PARTNERS, a New York general partnership (“SCP”), STEVEN A. WEBSTER, an individual and one of the partners of each of BCP and SCP (“Webster”) and WILLIAM R. ZIEGLER, an individual and one of the partners of each of BCP and SCP (“Ziegler”,), and VALENTIS SB, L.P., a Delaware limited partnership, (each of the parties hereto, other than the Corporation, is hereinafter sometimes referred to individually as a “Shareholder” and collectively as the “Shareholders.”)

WHEREAS, the Corporation and the Shareholders are parties to a Shareholders Agreement dated May 2, 2003 (the “Shareholders Agreement”); and

WHEREAS Blackhawk Investors, L.L.C. (“Blackhawk I”), an original party to the Shareholders Agreement transferred all of its shares of stock of the Corporation in December 2003 and filed a Certificate of Cancellation with the Secretary of State of Delaware shortly thereafter, thus terminating its legal existence;

WHEREAS, the Shareholders and Corporation have mutually agreed to terminate the Shareholders Agreement in accordance with Section 11(i) of the Shareholders Agreement;

NOW, THEREFORE, in consideration of the agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

Pursuant to Section 11(i) of the Shareholders Agreement, the Corporation and the Shareholders mutually agree to terminate the Shareholders Agreement, effective immediately.

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IN WITNESS WHEREOF, the parties have signed this Agreement this 2nd day of October, 2006.

GEOKINETICS INC.

By:	/s/ DAVID A. JOHNSON
David A. Johnson
President and Chief Executive Office

BLACKHAWK INVESTORS II, L.L.C

By:	Blackhawk Capital Partners,
Managing Member

By:	/s/ WILLIAM R. ZIEGLER
William R. Ziegler, Partner

BLACKHAWK CAPITAL PARTNERS

/s/ WILLIAM R. ZIEGLER
William R. Ziegler, Partner

SOMERSET CAPITAL PARTNERS

By:	/s/ WILLIAM R. ZIEGLER
William R. Ziegler, Partner

STEVEN A. WEBSTER

By:	/s/ STEVEN A. WEBSTER
Steven A. Webster, individually

WILLIAM R. ZIEGLER

By:	/s/ WILLIAM R. ZIEGLER
William R. Ziegler, individually

VALENTIS SB, L.P.

By:	/s/ PAUL JACOBI
Paul Jacobi
Vice President